UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INVESTORS REAL ESTATE TRUST

(Exact name of registrant as specified in its charter)

North Dakota	45-0311232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Post Office Box 1988 12 South Main Street Minot, ND (Address of principal executive offices)	58702-1988 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-112465

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX
Articles Supplementary to the Declaration of Trust
Form of 8.25% Series A Shares

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Registrant’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest to be registered is incorporated by reference to the prospectus supplement to the prospectus dated April 2, 2004, which was filed on April 22, 2004, with the Securities and Exchange Commission pursuant to Rule 424(b)(5).

Item 2. Exhibits.

3.1	Articles of Amendment and Third Restated Declaration of Trust of the Registrant (the “Declaration of Trust”) (incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A for its 2003 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on August 13, 2003).
3.2	Articles Supplementary to the Declaration of Trust classifying and designating the Registrant’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (filed herewith).
3.3	Second Restated Trustees’ Regulations (Bylaws) of the Registrant (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2003, filed with the Securities and Exchange Commission on December 15, 2003).
4.1	Form of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (filed herewith).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INVESTORS REAL ESTATE TRUST
Dated: April 21, 2004	/s/ Michael A. Bosh
By: Michael A. Bosh
Its: Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description
3.2	Articles Supplementary to the Declaration of Trust classifying and designating the Registrant’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.
4.1	Form of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.